SUBSCRIPTION CERTIFICATE

DIVIDEND AND INCOME FUND, INC.

RIGHTS FOR COMMON STOCK

THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON DECEMBER 23, 2011
(unless extended)

IN ORDER TO EXERCISE RIGHTS, THIS SUBSCRIPTION CERTIFICATE MUST BE COMPLETED, AND, TOGETHER WITH PROPER PAYMENT, RETURNED TO THE SUBSCRIPTION AGENT BY THE EXPIRATION DATE.

Dear Shareholder,

You are entitled to exercise the non-transferable rights (the “Rights”) issued to you as of November 14, 2011, the Record Date for the Fund’s rights offering, to subscribe for the number of shares of common stock (“Shares”), par value $0.01 per Share, of Dividend and Income Fund, Inc. (“Fund”), shown on this Subscription Certificate pursuant to the Primary Subscription upon the terms and conditions specified in the Fund’s prospectus, dated November [  ], 2011 (“Prospectus”).  Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.  As a holder of Rights, you are entitled to purchase one Share for each three Rights you exercise. In accordance with the Over-Subscription Privilege, as a holder of Rights, you are also entitled to subscribe for additional Shares, if Shares remaining after exercise of Rights pursuant to the Primary Subscription are available and you have fully exercised all Rights issued to you. If sufficient Shares remain after completion of the Primary Subscription, all over-subscriptions will be honored in full. If sufficient Shares are not available after completion of the Primary Subscription to honor all over-subscriptions, the Fund may issue up to an additional 1,420,000 Shares in order to cover such over-subscription requests. Over-Subscription Privilege requests are subject to certain limitations and subject to allotment, which are more fully discussed in the Prospectus.  The Fund offers no assurances that any subscription requests that you may submit pursuant to the Over-Subscription Privilege will be fulfilled in whole or in part.

The subscription price per Share (the “Subscription Price”) will be 95% of the lower of (a) the Fund’s net asset value (“NAV”) per Share or (b) the market price per Share. For this purpose, the NAV per Share will be determined as of December 23, 2011, unless extended (the “Expiration Date”). The market price per Share will be the average of the volume weighted average sales price of a Share on the New York Stock Exchange on the Expiration Date and the four preceding trading days.

The subscription period for the rights offering expires at 5:00 p.m., ET, on December 23, 2011, unless the Fund decides, in its sole discretion, to extend the Expiration Date or cancel the rights offering earlier.

For a more complete description of the terms and conditions of the rights offering, please refer to the Prospectus, which you should read carefully in its entirety.

1.	EXERCISE OF RIGHTS

[Control No.][Account No.]: [                                                      ]

Maximum Primary Subscription Shares Available: [                                                                                                ]

Number of Rights Issued: [                                                                ]

(The number of Rights was determined by multiplying the number of Shares you owned on the Record Date by three and, if there was a fraction remaining, rounding up to the nearest number of Rights evenly divisible by three.)

(Please check the appropriate responses below and provide all requested information)

Full Exercise of Primary Subscription Privilege:

☐	I hereby irrevocably exercise in full the Rights and subscribe for ___________ Shares, subject to the terms and conditions set forth in the Prospectus.

Exercise of Over-Subscription Privilege (requires full exercise of Primary Subscription Privilege):

o	I hereby irrevocably apply for ___________ additional Shares pursuant to the Over-Subscription Privilege, subject to the terms and conditions set forth in the Prospectus.

Partial Exercise of Primary Subscription Privilege:

o
I hereby irrevocably exercise only a portion of the Rights and subscribe for ___________ Shares, subject to the terms and conditions set forth in the Prospectus (which is less than the number of Shares I am entitled to pursuant to the Primary Subscription).

TOTAL SHARES SUBSCRIBED FOR:

TOTAL PAYMENT:	$
(at $[ ] per Share)

Please note that $[     ] is an estimated Subscription Price only. The Subscription Price will be determined on the Expiration Date and could be higher or lower than the estimated Subscription Price depending on changes in the NAV or market price of the Shares.  No later than January 3, 2012, IST Shareholder Services, the Fund’s Subscription Agent, will send you a confirmation showing (i) the number of Shares purchased pursuant to the Primary Subscription, and, if applicable, the Over-Subscription Privilege, (ii) the per Share and the total purchase price for all of the Shares acquired by you, (iii) any excess to be refunded by the Fund to you as a result of payment for Shares pursuant to the Over-Subscription Privilege that you are not acquiring, and (iv) any additional amount payable by you or any excess to be refunded to you, in each case, based on the actual Subscription Price as determined on the Expiration Date. Any excess payment to be refunded by the Fund will be mailed as promptly as practicable.

2.             METHOD OF PAYMENT (CHECK ONE)

         ☐     Personal check, certified check, bank cashier’s check drawn on a U.S. bank, or money order payable to “IST Shareholder Services.” Personal checks must be received by the Subscription Agent at least five business days before the Expiration Date so the check may clear before the Expiration Date.

             ☐     Wire transfer of immediately available funds directly to the account maintained by IST Shareholder Services, as Subscription Agent, for purposes of accepting subscriptions in this rights offering at BMO Harris Bank, N.A., 111 W. Monroe St., Chicago, IL 60603, ABA Routing Number 071000288.

3.             DELIVERY OF CERTIFICATE

The completed Subscription Certificate, together with proper payment of the Subscription Price for all Shares subscribed for in the Primary Subscription and the Over-Subscription Privilege, must be received by the Subscription Agent on or before 5:00 p.m., ET, on the Expiration Date.  Completed Subscription Certificates must be sent together with proper payment by first class mail, express mail, overnight courier or by hand (9:00 a.m. – 5:00 p.m. ET) to the address listed below:

IST Shareholder Services
Attention: Rights Department
209 West Jackson Boulevard
Suite 903
Chicago, IL 60606
Tel 1-800-757-5755

Delivery to an address other than the address above will not constitute valid delivery.

Once you have exercised any of your Rights, you may not rescind your purchase, absent the occurrence of certain events as described in the Prospectus.  Rights that are not exercised prior to 5:00 p.m., ET, on the Expiration Date will expire.

4.             SIGNATURES

I have received a copy of the Prospectus.  I irrevocably subscribe for the number of Shares indicated above upon the terms and conditions specified in the Prospectus.  I hereby agree that if I fail to pay for the Shares for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus.

________________________________                    ________________________________
(Signature)                                                                           (Signature of Co-Subscriber, if any)

________________________________                    ________________________________
(Print Name of Subscriber)                                                (Print Name of Co-Subscriber)

Please give your telephone number: ________________________

Please give your e-mail address: ___________________________

If you wish to have refund check (if any) delivered to an address other than that listed on this Subscription Certificate, you must have your signature(s) guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include (i) a commercial bank or trust company, (ii) a member firm of a domestic stock exchange, or (iii) a savings bank or credit union.

Address for delivery if other than shown on front: ____________________________________

If permanent change of address, check here

Signature Guaranteed_______________________________
(Name of Bank or Firm)

By: ______________________________________________
(Signature of Officer and Title)

FOR ADDITIONAL INFORMATION CONCERNING THE RIGHTS OFFERING, INCLUDING INSTRUCTIONS ON THE USE OF SUBSCRIPTION CERTIFICATES, PLEASE CONSULT THE ALTMAN GROUP, THE INFORMATION AGENT FOR THE RIGHTS OFFERING, TOLL FREE AT (877) 732-3616.